Exhibit 99.2

73 Jackson Drive Cresskill NJ 07626 July 3, 2002

Quality Products Inc.
560 Nationwide Blvd.
Columbus, Ohio 43215

Board of Directors

Gentlemen:

I am resigning my position as a member of the Board of Directors immediately.

Yours sincerely,
/s/ EDWARD VARON Edward Varon